          THURSDAY, OCTOBER 19, 1995


BANKERS TRUST EARNINGS INCREASED 70% OVER SECOND QUARTER 1995; RETURN ON EQUITY WAS 14%


New York, October 19, 1995 -- Bankers Trust New York Corporation earned $155 million for the quarter ended September 30, 1995, or $1.72 primary earnings per share. Return on average common equity for the third quarter of 1995 was 14%. The Corporation earned $91 million, or $.98 primary earnings per share for the quarter ended June 30, 1995. In the third quarter of 1994, the Corporation earned $169 million, or $1.98 primary earnings per share.

"During the third quarter, our focus on the development of strong and enduring client relationships continued in full force," said Chairman Charles S. Sanford, Jr. "This effort, which has great potential for helping to build future profits, is already producing hoped-for results.
In that regard, especially significant in the third quarter were a swing of $50 million in net income in our client financial risk management business and an exceptionally strong profit contribution from merchant banking investments. In addition, the doubling of combined trading and trading-related net interest revenue from the second quarter resulted from improved performance in both our proprietary and client-driven trading activities.

"Also contributing to the 14% return on equity was further progress in implementing the Firm's expense reduction programs, which are on track for producing savings of $200 million this year and $275 million in 1996. In all, the quarter's results reflect continued and strong progress toward the return to competitive earnings that has been management's goal for 1995."

Revenue
Net interest revenue totaled $204 million, down $60 million, or 23%, from the third quarter of 1994 and down $18 million, or 8% from the second quarter of 1995. The third quarter of 1995 included $20 million of trading-related net interest revenue, down $92 million and $37 million from the third quarter of 1994 and second quarter of 1995, respectively. A significant portion of the Firm's trading and risk management activities involve positions in interest rate instruments and related derivatives.
The revenue from these activities can periodically shift between trading and net interest, depending on a variety of factors, including risk management strategies. Therefore, the Corporation views trading revenue and trading-related net interest revenue together, which are presented below.

                                                Trading-
                                                Related
                                                    Net
                                       Trading Interest
(in millions)                          Revenue  Revenue   Total

Third Quarter 1995                        $257     $20     $277

Second Quarter 1995                        $79     $57     $136

Third Quarter 1994                        $278    $112     $390

Although the results were below those of the same period in 1994, the doubling of combined trading revenue and trading-related net interest revenue from the second quarter of 1995 is evidence of the transition towards improvement in profitability. The current quarter's results were primarily attributable to higher revenue from both client-related and proprietary trading in foreign exchange markets and the continued improvement in performance of the Firm's client derivatives business. Trading results in the emerging markets of Asia and Latin America were comparable to the second quarter of 1995, but were lower than the prior year's exceptionally strong results.

Fiduciary and funds management revenue totaled $174 million for the third quarter, down $14 million, or 7%, from the same period last year. The decrease in revenue was due primarily to a decline in transaction volumes in global fiduciary services. The $174 million of revenue for the third quarter was up $8 million, or 5%, from the second quarter of 1995. This increase was attributable to higher fiduciary revenue from retirement services and securities lending activities.

Fees and commissions of $152 million decreased by $11 million, or 7%, from the third quarter of 1994. Corporate finance fees of $74 million decreased by $2 million, or 3%, from the same period last year. Lower revenue from commercial banking and securities underwriting fees were partially offset by higher revenue from financial advisory and loan syndication activities. Compared with this year's exceptionally strong second quarter, fees and commissions were down $59 million, or 28%, as corporate finance fees decreased by $53 million, or 42%, as a result of lower revenue from loan syndication and private placement fees.

The Corporation's securities available for sale gains were $10 million, compared with $28 million in the prior year's third quarter and $17 million in the second quarter of 1995.

Other noninterest revenue totaled $162 million, up $112 million from the prior year's quarter. The largest component of this increase was an $81 million rise in net revenue from client-related equity investment transactions, as the current quarter included a $62 million gain on the sale of a portion of the Corporation's merchant banking investment in Northwest Airlines. Also contributing to the increase in other noninterest revenue was higher insurance premium revenue from operations in Chile. The 1994 third quarter had included charges related to the funds management business. The $162 million of other noninterest revenue for the third quarter of 1995 was up $48 million, or 42%, from the second quarter of 1995, primarily as a result of the above-mentioned net revenue from equity investment transactions.

Expenses
Total noninterest expenses of $728 million increased by $15 million, or 2%, from the third quarter of 1994. Incentive compensation and employee benefits expense decreased $10 million, or 5%. Salaries expense decreased $4 million, or 2%, from the third quarter of 1994, mostly due to a 2% decrease in the average number of employees. The number of full time staff at September 30, 1995 was 13,808, a net decrease of 721 from December 31, 1994. Management has implemented expense reduction programs designed to reduce overall operating expenses -- principally noninterest expenses before bonus, policyholder benefits and minority interest. The Corporation previously announced that it would be reducing these expenses, as compared to the annualized fourth quarter 1994 amounts, by approximately $200 million in 1995 and approximately $275 million in 1996.

All other expenses totaled $345 million for the quarter, up $29 million, or 9%, from last year's third quarter. The provision for policyholder benefits and professional fees accounted for this increase.

Asset Quality
The provision for credit losses was $7 million for the current quarter, compared with $17 million in the prior year's third quarter and no provision in the second quarter of 1995. Net charge-offs for the quarter were $218 million, compared with $28 million a year ago.

The current quarter included leveraged derivative contract charge-offs of $205 million against the allowance for credit losses. During the fourth quarter of 1994, $423 million of leveraged derivative contracts that had been reclassified as receivables in the loan portfolio were placed on a cash basis. Of this amount, $72 million was then charged-off leaving a balance of $351 million. Since then some of these receivables have been satisfactorily settled, but in line with the Corporation's credit policies, a $205 million portion of the remaining balance has been charged-off. This action does not reflect a change in our stated intention to vigorously seek collection in full of the receivables owed to the Corporation.

Largely as a result of this action, cash basis loans decreased by $173 million, or 19%, to $752 million during the third quarter. The allowance for credit losses at September 30, 1995, was $1.032 billion, representing 137% of cash basis loans.

The allowance for credit losses is available for credit losses arising from the Corporation's portfolio, which is comprised of loans, credit-related commitments, derivatives and other financial instruments. In the opinion of management, the allowance, when taken as a whole, is adequate to absorb reasonably estimated credit losses inherent in the Corporation's portfolio, as defined above.

Nine Months Results
For the first nine months of 1995, the Corporation earned $124 million, or $1.09 primary earnings per share, excluding an after-tax provision for severance-related costs of $35 million taken in connection with the Corporation's expense reduction programs. Net income for the first nine months, including the effect of this provision, was $89 million, or $.66 primary earnings per share. For the nine months ended September 30, 1994 the Corporation earned $514 million, or $5.97 primary earnings per share.

Capital
Total stockholders' equity at September 30, 1995 was $5.061 billion, an increase of $357 million compared to December 31, 1994 and an increase of $172 million compared to June 30, 1995.

The Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-adjusted assets were approximately 8.00% and 12.90%, respectively, at September 30, 1995. The Leverage Ratio was 5.50% at that same date.





For additional information, contact Douglas Kidd, (212) 454-3532 or Tom Parisi, (212) 454-1686 (Media); Howard Schneider
(212) 250-3609 (Investors).

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                           FINANCIAL STATISTICS
                  ($ in millions, except per share data)
                                (unaudited)

                                                    Second
                               Third Quarter       Quarter     Nine Months
                                1995      1994      1995      1995     1994

Net income                      $155      $169       $91       $89     $514

Per common share
  Primary earnings             $1.72     $1.98      $.98      $.66    $5.97
  Fully diluted earnings       $1.71     $1.98      $.98      $.65    $5.97
  Cash dividends declared      $1.00      $.90     $1.00     $3.00    $2.70
  Book value (1)              $51.72    $54.08    $49.80

Profitability ratios
  Return on average common
   stockholders'equity         13.51%    14.64%     7.84%     1.72%   15.11%
  Return on average total assets .56%      .66%      .33%      .11%     .66%

Net interest revenue
  (fully taxable basis)         $215      $282      $231      $643   $1,003
Average rates (fully taxable basis)
  Yield on interest-earning
   assets                       7.56%     6.70%     7.53%     7.40%    6.58%
  Cost of interest-bearing
   liabilities                  6.91%     5.31%     6.70%     6.63%    4.99%
  Interest rate spread           .65%     1.39%      .83%      .77%    1.59%
  Net interest margin           1.04%     1.54%     1.14%     1.07%    1.77%
Average balances
  Loans                      $11,714   $11,755   $10,776   $11,391  $12,443
  Total interest-earning
   assets                    $82,288   $72,493   $81,393   $80,651  $75,848
  Total assets              $109,360  $102,356  $109,773  $107,895 $104,431
  Total interest-bearing
   liabilities               $77,668   $70,402   $77,674   $77,00   $73,150
  Common stockholders' equity $4,082    $4,364    $4,044    $4,110   $4,352
  Total stockholders' equity  $4,946    $4,812    $4,735    $4,790   $4,738

At end of period
  Common stockholders' equity
   to total assets              4.04%     4.03%     3.91%
  Total stockholders' equity
   to total assets              4.87%     4.40%     4.75%

Risk-based capital ratios (2)
  Tier 1 Capital                8.00%     8.22%     8.64%
  Total Capital                12.90%    13.48%    13.93%
Leverage Ratio                  5.50%     5.54%     5.52%

Employees                     13,808    14,221    13,787






N/M Not meaningful.
(1) This calculation includes the effect of common shares issuable under deferred stock awards.
(2) Regulatory capital ratios at September 30, 1995 are preliminary.

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                       FINANCIAL STATISTICS (CONT'D)
                               (in millions)
                                (unaudited)

                                                   September 30,    June 30,
                                                   1995     1994       1995

Nonperforming assets

Cash basis loans
  Secured by real estate                           $394     $365       $412
  Real estate related                                23       27         25
  Highly leveraged                                  148      188        110
  Other                                             187      111        378
  Refinancing country                                 -        2          -
Total cash basis loans                             $752     $693       $925

Renegotiated loans
  Secured by real estate                           $ 89      $13       $ 89
  Other nonrefinancing country                       12        1         12
Total renegotiated loans                           $101      $14       $101

Other real estate                                  $281     $330       $263

Other nonperforming assets                          $64      $67        $64


                                             Third Quarter     Nine Months
                                          1995      1994      1995     1994
Allowance for credit losses

Balance, beginning of period            $1,243    $1,340    $1,252   $1,324
Net charge-offs
  Charge-offs                              223        37       270       75
  Recoveries                                 5         9        29       63
Total net charge-offs*                     218        28       241       12
Provision for credit losses                  7        17        21       17
Balance, end of period                  $1,032    $1,329    $1,032   $1,329


*Components:
  Secured by real estate                  $  9      $ 12      $ 12     $ 24
  Real estate related                        -        20         2       22
  Highly leveraged                           6         1        28       (8)
  Other                                    203         -       207        9
  Refinancing country                        -        (5)       (8)     (35)
Total                                     $218      $ 28      $241     $ 12

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF INCOME
                   (in millions, except per share data)
                                (unaudited)

                                                                    Increase
THREE MONTHS ENDED SEPTEMBER 30,                   1995     1994   (Decrease)

NET INTEREST REVENUE
  Interest revenue                               $1,556   $1,207       $349
  Interest expense                                1,352      943        409
Net interest revenue                                204      264        (60)
Provision for credit losses                           7       17        (10)
Net interest revenue after provision
 for credit losses                                  197      247        (50)
NONINTEREST REVENUE
  Trading                                           257      278        (21)
  Fiduciary and funds management                    174      188        (14)
  Fees and commissions                              152      163        (11)
  Securities available for sale gains                10       28        (18)
  Other                                             162       50        112
Total noninterest revenue                           755      707         48
NONINTEREST EXPENSES
  Salaries                                          196      200         (4)
  Incentive compensation and employee benefits      187      197        (10)
  Occupancy, net                                     41       40          1
  Furniture and equipment                            40       42         (2)
  Other                                             264      234         30
Total noninterest expenses                          728      713         15
Income before income taxes                          224      241        (17)
Income taxes                                         69       72         (3)

NET INCOME                                       $  155   $  169       $(14)

NET INCOME APPLICABLE TO COMMON STOCK            $  139   $  161       $(22)

EARNINGS PER COMMON SHARE:
  PRIMARY                                         $1.72    $1.98      $(.26)

  FULLY DILUTED                                   $1.71    $1.98      $(.27)

Cash dividends declared per common share          $1.00     $.90       $.10

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF INCOME
                   (in millions, except per share data)
                                (unaudited)

                                                   Third   Second
                                                  Quarter Quarter   Increase
                                                   1995     1995   (Decrease)

NET INTEREST REVENUE
  Interest revenue                               $1,556   $1,520       $ 36
  Interest expense                                1,352    1,298         54
Net interest revenue                                204      222        (18)
Provision for credit losses                           7        -          7
Net interest revenue after provision
 for credit losses                                  197      222        (25)
NONINTEREST REVENUE
  Trading                                           257       79        178
  Fiduciary and funds management                    174      166          8
  Fees and commissions                              152      211        (59)
  Securities available for sale gains                10       17         (7)
  Other                                             162      114         48
Total noninterest revenue                           755      587        168
NONINTEREST EXPENSES
  Salaries                                          196      194          2
  Incentive compensation and employee benefits      187      135         52
  Occupancy, net                                     41       38          3
  Furniture and equipment                            40       40          -
  Other                                             264      271         (7)
Total noninterest expenses                          728      678         50
Income before income taxes                          224      131         93
Income taxes                                         69       40         29

NET INCOME                                       $  155   $   91  $      64

NET INCOME APPLICABLE TO COMMON STOCK            $  139   $   79       $ 60

EARNINGS PER COMMON SHARE:
  PRIMARY                                         $1.72     $.98       $.74

  FULLY DILUTED                                   $1.71     $.98       $.73

Cash dividends declared per common share          $1.00    $1.00         $-

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF INCOME
                   (in millions, except per share data)
                                (unaudited)

                                                                    Increase
NINE MONTHS ENDED SEPTEMBER 30,                    1995     1994   (Decrease)

NET INTEREST REVENUE
  Interest revenue                               $4,429   $3,673      $ 756
  Interest expense                                3,821    2,730      1,091
Net interest revenue                                608      943       (335)
Provision for credit losses                          21       17          4
Net interest revenue after provision
 for credit losses                                  587      926       (339)
NONINTEREST REVENUE
  Trading                                           258      416       (158)
  Fiduciary and funds management                    511      563        (52)
  Fees and commissions                              508      540        (32)
  Securities available for sale gains                29       51        (22)
  Other                                             378      279         99
Total noninterest revenue                         1,684    1,849       (165)
NONINTEREST EXPENSES
  Salaries                                          598      566         32
  Incentive compensation and employee benefits      455      561       (106)
  Occupancy, net                                    120      115          5
  Furniture and equipment                           122      118          4
  Provision for severance-related costs              50        -         50
  Other                                             795      682        113
Total noninterest expenses                        2,140    2,042         98
Income before income taxes                          131      733       (602)
Income taxes                                         42      219       (177)

NET INCOME                                       $   89   $  514      $(425)

NET INCOME APPLICABLE TO COMMON STOCK            $   53   $  492      $(439)

EARNINGS PER COMMON SHARE:
  PRIMARY                                          $.66    $5.97     $(5.31)

  FULLY DILUTED                                    $.65    $5.97     $(5.32)

Cash dividends declared per common share          $3.00    $2.70       $.30

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET
                     ($ in millions, except par value)
                                (unaudited)

                                              September 30, December 31,
                                                       1995        1994
ASSETS
Cash and due from banks                            $  1,715     $ 1,985
Interest-bearing deposits with banks                  1,605       3,390
Federal funds sold                                       29       2,544
Securities purchased under resale agreements         16,081       9,943
Securities borrowed                                   7,467       6,197
Trading assets                                       50,364      47,514
Securities available for sale                         7,140       7,475
Loans                                                12,786      12,501
Allowance for credit losses                          (1,032)     (1,252)
Premises and equipment, net                             900         915
Due from customers on acceptances                       461         378
Accounts receivable and accrued interest              3,168       2,356
Other assets                                          3,265       3,070
Total                                              $103,949     $97,016

LIABILITIES
Deposits
  Noninterest-bearing
    In domestic offices                            $  2,898     $ 3,285
    In foreign offices                                  522         541
  Interest-bearing
    In domestic offices                               5,052       5,769
    In foreign offices                               15,685      15,344
Total deposits                                       24,157      24,939
Trading liabilities                                  24,672      20,949
Securities sold under repurchase agreements          17,899      15,617
Other short-term borrowings                          16,573      18,222
Acceptances outstanding                                 461         378
Accounts payable and accrued expenses                 4,351       3,174
Other liabilities                                     2,171       2,328
Long-term debt                                        8,354       6,455
Total liabilities                                    98,638      92,062

PREFERRED STOCK OF SUBSIDIARY                           250         250

STOCKHOLDERS' EQUITY
Preferred stock                                         865         395
Common stock, $1 par value
 Authorized, 300,000,000 shares
 Issued, 83,678,973 shares                               84          84
Capital surplus                                       1,301       1,317
Retained earnings                                     3,295       3,494
Common stock in treasury, at cost:
 1995, 5,085,045 shares;
 1994, 5,609,707 shares                                (373)       (416)
Other                                                  (111)       (170)
Total stockholders' equity                            5,061       4,704
Total                                              $103,949     $97,016